No._____                                               ________Warrants


                VOID AFTER 5:00 P.M. EASTERN STANDARD TIME

                            ON JANUARY 22, 2003

                  NATIONAL HEALTH AND SAFETY CORPORATION

                        CLASS A WARRANT CERTIFICATE

THIS CERTIFIES THAT for value received, _____________________________, or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time from January 22, 2001, until 5:00 p.m., Eastern Standard Time on January 22, 2003 (the "WARRANT EXPIRATION DATE"), at the purchase price of $1.00 per share and Class B Warrant (as adjusted from time to time pursuant to the Warrant Agreement referenced below, the "EXERCISE PRICE"), both one fully paid and nonassessable share of common stock, par value $0.001 per share (the "COMMON STOCK"), of NATIONAL HEALTH AND SAFETY CORPORATION, a Utah corporation (the "COMPANY"), and one Class B Warrant (as described in the Warrant Agreement dated as of January 22, 2001 [the "WARRANT AGREEMENT"] ) upon presentation and surrender at the principal office of the Company or its duly authorized agent of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate as set forth above (and the number of shares and Class B Warrants which may be purchased upon exercise thereof), and the Exercise Price per share and Class B Warrant set forth above, are the number and Exercise Price as of the date of original issuance of this Warrant Certificate, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement , the Exercise Price and the number or kind of shares and Class B Warrants which may be purchased upon the exercise of the warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment. The Board of Directors may from time to time extend the Warrant Expiration Date in its discretion.

     This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of the Warrant Agreement, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof, and reference is hereby made to said Warrant Agreement for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company and will be provided to the holder of this Warrant Certificate upon request, without charge.

     This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock and Class B Warrants as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

     No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby. If any fraction of a Share or Class B Warrants would be issuable on the exercise of any Warrant (or specified portions thereof), the said fractional interest shall be rounded to the nearest whole share.

     No holder of this Warrant Certificate shall be entitled to vote, receive dividends, subscription rights or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the shares and Class B Warrants shall have become deliverable as provided in the Warrant Agreement.

     If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares and Class B Warrants purchasable upon such exercise until the date of the reopening of said transfer books, provided, however, that such books shall not be closed for an unreasonable period.

     IN WITNESS WHEREOF, NATIONAL HEALTH AND SAFETY CORPORATION has caused the signature (or facsimile signature) of its President and its Secretary to be affixed hereon and its corporate seal (or facsimile) to be affixed hereon.

Dated January 22, 2001        NATIONAL HEALTH AND SAFETY CORPORATION

                              By:  ____________________________________
                                   ____________________________________
ATTEST:                            President
____________________________________
____________________________________
Secretary
                            FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificates.)

     FOR VALUE RECEIVED, _________________________________ hereby sells, assigns and transfers unto _________________________________ this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

     The undersigned represents and warrants that the transfer of the within Warrant is permitted by the terms of the Warrant Agreement pursuant to which the within Warrant has been issued, and the transferee hereof, by his acceptance of this Assignment, represents and warrants that he is familiar with the terms of said Warrant Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto.



Date:_______________, ______  Signature:_______________________________



                         Witness:________________________________




                                  NOTICE

     The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or any change whatsoever.


CLASS A WARRANT CERTIFICATE                                          Page 1

                                  FORM OF
                           ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Warrant Certificate).

TO:  NATIONAL HEALTH AND SAFETY CORPORATION

     The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate to purchase ____________ shares of Common Stock and Class B Warrants issuable upon the exercise of such Warrants and requests that certificates for such shares and Class B Warrants be issued in the name of:

     Please insert social security, tax identification or other identifying number

     ______________________________________
     ______________________________________
     ______________________________________
     ______________________________________
     (Please print name and address)

     If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

     Please insert social security, tax identification or other identifying number

     ______________________________________
     ______________________________________
     ______________________________________
     ______________________________________
     (Please print name and address)


     Date:_______________, ______
Signature:_______________________________


                              Witness:________________________________


                                  NOTICE

     The signature on the foregoing Election must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or any change whatsoever.






CLASS A WARRANT CERTIFICATE                                          Page 2